UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 23, 2010

Universal Gold Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-140900	20-4856983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Gottbetter & Partners LLP 488 Madison Avenue, 12th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 400-6900
(Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

 (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AMENDMENT NO. 1 TO
CURRENT REPORT ON FORM 8-K/A

Universal Gold Mining Corp.

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on June 10, 2010 by Universal Gold Mining Corp., amends the Current Report in only certain respects and restates the Current Report, as amended.  This Amendment No. 1 amends the portion of Item 2.01, set forth under the caption “Security Ownership of Certain Beneficial Owners and Management,” to delete an incorrect reference to a relationships among certain of the listed security holders.

TABLE OF CONTENTS.

Forward-Looking Statements	1
Item 1.01 Entry into a Material Definitive Agreement	2
Item 2.01 Completion of Acquisition or Disposition of Assets	3
Business	3
Management's Discussion and Analysis of Financial Condition and Results of Operations	3
Properties	4
Security Ownership of Certain Beneficial Owners and Management	4
Directors and Executive Officers	7
Executive Compensation	10
Certain Relationships and Related Transactions, and Director Independence	10
Legal Proceedings	10
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	11
Recent Sales of Unregistered Securities	12
Description of Securities	13
Indemnification of Directors and Officers	17
Financial Statements	18
Item 5.01 Change in Control of Registrant	18
Item 5.06 Change in Shell Company Status	18
Item 5.07 Submission of Matters to a Vote of Security Holders	18
Item 9.01 Financial Statements and Exhibits	19
Signatures	21

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this Current Report on Form 8-K constitute “forward-looking statements,” which are subject to certain risks and uncertainties.  Words such as "expects,” "intends,” "plans,” "may,” "could,” "should,” "anticipates,” "likely,” "believes" and words of similar import also identify forward-looking statements.  Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management.  There can be no assurance that the Toldafria Prospect (as defined below) will be successfully acquired by CVME (as defined below) and any property interests therein earned by or, if earned, received by us.  Actual results may differ materially from those currently anticipated due to a number of factors beyond our reasonable control, including, but not limited to, our ability to identify corporate acquisition and/or joint venture opportunities, to establish the technical and managerial infrastructure and to raise the required capital to take advantage of, and successfully participate in, any such opportunities, as well as future economic conditions, political stability and metals prices.  Additional information on risks and other factors that may affect our business and financial results can be found in our filings with the U.S. Securities and Exchange Commission.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

As used in this Current Report on Form 8-K, terms such as “we,” “our” and “us” refer to the registrant, Universal Gold Mining Corp., a Nevada corporation, together with its consolidated subsidiaries, including Universal Gold Holdings (Cayman), Limited (referred to herein as “UGH”), a Cayman Islands corporation and wholly owned subsidiary of Universal Gold Mining Corp.

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2010, UGH made the first payment under an Option Agreement (as amended, the “Option Agreement”), dated as of April 23, 2010, among Core Values Mining & Exploration Company, a Cayman Islands corporation, and Core Values Mining & Exploration Company’s wholly owned Colombian subsidiary (collectively, “CVME”) and UGH.  The Option Agreement provides us with the right to acquire, through UGH, up to a 50% interest in a 164 hectare gold prospect (licence GEWM-12), which is located approximately 10 kilometers south-east of the city of Manizales in Colombia (the “Toldafria Prospect”).  On June 4, 2010, UGH and CVME entered into an Amendment to the Option Agreement which included a bring-down of representations and warranties made by CVME in the Option Agreement

The Option Agreement provides that we may earn a 25% interest in the Toldafria Prospect at the end of the first year of the Option Agreement, by paying an aggregate of $2,300,000 on or prior to June 4, 2010, which we have done.  $2,200,000 of such amount will be spent on exploration and development activity on the Toldafria Prospect in accordance with budgets mutually agreed to by a committee (the “Technical Committee”) consisting of one representative of ours and one of CVME, with a third party to make the deciding vote in the event of a tie.  We may earn an additional 15% interest in the Toldafria Prospect at the end of the second year by paying an additional aggregate of $2,650,000 within 30 business days after completion of the first year.  $2,500,000 of such payment may be spent on exploration and development activity on the Toldafria Prospect as determined by the Technical Committee.  Finally, we may earn a further 10% interest in the Toldafria Prospect at the end of the third year by paying an additional aggregate of $3,050,000 within 30 business days after completion of the second year.  $2,800,000 of such payment may be spent on exploration and development activity on the Toldafria Prospect as determined by the Technical Committee.

CVME has contracted to acquire the Toldafria Prospect from the registered owner thereof pursuant to a Purchase Agreement to which we are not a party (the “Purchase Agreement”).  In the event that CVME is not ultimately successful in recording the transfer of the Toldafria Prospect pursuant to the Purchase Agreement, CVME may not be able to deliver to us any property interests in the Toldafria Prospect that we earn pursuant to the Option Agreement.

The Option Agreement provides that CVME shall carry out prospecting, exploration, development or other work approved by the Technical Committee as the operator on the Toldafria Prospect, and CVME shall receive payment of $30,000 per month, out of the funds earmarked for exploration and development activity, for its administrative and overhead costs in such capacity.

The Option Agreement provides for certain mechanisms by which CVME may, after the end of the third year of the Option Agreement, elect to (a) acquire shares of our common stock in exchange for CVME’s interest in the Toldafria Prospect at market based valuations, or (b) form a separate joint venture corporation that will hold both CVME’s and our interest in the Toldafria Prospect, and operate pursuant to a Shareholders’ Agreement to be entered into at such time.

The information set forth below under Item 5.01 of this Current Report is incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

By making the initial payment of $2,300,000 under the Option Agreement on June 4, 2010, we have made the minimum payment required for us to earn a 25% interest in the Toldafria Prospect at the end of the first year of the Option Agreement.

Our interest in the Toldafria Prospect consists of UGH’s contractual right to acquire property interests in a mineral exploitation license and does not consist of a business (as defined in Section 11-01(d) of Regulation S-X).

The information set forth above under Item 1.01 with respect to the Toldafria Prospect is incorporated into this Item 2.01 by reference.

Business

We incorporate herein by reference the information set forth in PART I, Item 1 “BUSINESS” of our Annual Report on Form 10-K, filed with the SEC on March 1, 2010.

We incorporate herein by reference the information set forth in Item 5.03 “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” of our Current Report on Form 8-K, filed with the SEC on May 20, 2010.

Management's Discussion and Analysis of Financial Condition and Results of Operations

We incorporate herein by reference the information set forth in PART II, Item 7 “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” of our Annual Report on Form 10-K, filed with the SEC on March 1, 2010.

We incorporate herein by reference the information set forth in PART I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Quarterly Report on Form 10-Q, filed with the SEC on April 14, 2010.

On May 24, 2010, we completed the initial closing of a private placement offering (the “Offering”) of shares of our common stock at a price of $0.10 per share, raising gross proceeds of $2,300,000.  No underwriting discounts or commissions were paid or are payable in connection with the Offering.  We used the proceeds of the Offering to fund the payments that UGH made on June 4, 2010 under the Option Agreement.

Properties

We do not rent or own any property.  Our wholly owned subsidiary, UGH, has certain rights to an interest in the Toldafria Prospect as described under Item 1.01, above.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of June 9, 2010 by:  each person or entity known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and all of our directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.  Information given with respect to beneficial owners who are not officers or directors of ours is to the best of our knowledge.  However, as we do not have a class of stock registered under the Exchange Act, beneficial owners of our securities are not required to file Williams Act or Section 16 reports, which limits our ability to determine whether a person or entity is a beneficial owner of more than 5% of our common stock and the extent of any such beneficial owner’s holdings or any relationships among beneficial owners.

Title of Class: Common Stock

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Class(3)

David Rector	0	(4)	*
David Cather	0	(5)	*
Andrew Neale	0	(5)	*
Craig Niven	0	(5)	*
Bruce Stewart	0	(5)	*

All directors and executive officers as a group (5 persons)	0	(6)	*

John Paul DeJoria Family Trust	10,000,000	(7)	13.7%
c/o John Paul Mitchell Systems 9701 Wilshire Blvd., Suite 1205 Beverly Hills, CA 90212

Fenmore Consultants Ltd.	4,000,000	(7)	5.5%
P. O. box 599 Suite 3, Caribbean Place, Leeward Highway, Providenciales, Turks and Caicos Islands

Fiordaliso Investments	5,500,000	(7)	7.5%
Suite 340-345 Barkly Wharf Le Caudan Waterfront BP 1070 Port Louis, Republic of Mauritius

IIU Nominees Limited	5,000,000	(7)	6.8%
IFSC House Custom House Quay Dublin 1 Ireland

Moonlight Investments	5,500,000	(7)	7.5%
Suite 340-345 Barkly Wharf Le Caudan Waterfront BP 1070 Port Louis, Republic of Mauritius

Ocean Group International SA	5,000,000	(7)	6.8%
Portland House, Bresseudeu Place 9th Floor London, SW1E 5NP United Kingdom

Pacific International Management Inc.	4,000,000	(7)	5.5%
2nd Floor, MMG Tower East 53rd Street Marbella P.O. Box 0819-09132 Panama City, Republic of Panama

Saftonico	6,625,000	(7)	9.1%
c/o *CAMS* Kornstrasse 9 4950 Huttwil Switzerland

*	indicates less than one percent.

[1]	Except as otherwise indicated, the address of each beneficial owner is c/o Universal Gold Mining Corp., c/o Gottbetter & Partners LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022.

[2]
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes having or sharing voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 9, 2010, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

[3]	Percentages are based upon 73,000,000 shares of Common Stock issued and outstanding as of June 9, 2010.

[4]	Does not include 350,000 shares of our common stock issuable upon the exercise of options granted under our 2008 Equity Incentive Plan (the “2008 Plan”), which are not exercisable within 60 days.

[5]	Does not include 2,000,000 shares of our common stock issuable upon the exercise of options granted under the 2008 Plan, which are not exercisable within 60 days.

[6]	Does not include an aggregate of 8,350,000 shares of our common stock issuable upon the exercise of options granted under the 2008 Plan, which are not exercisable within 60 days.

[7]
Estimate of beneficial ownership, based on information available to us.  The shares indicated as beneficially owned may include shares held in street name or the name of a nominee, and beneficial ownership may have been disposed of and/or acquired without our knowledge.

Securities Authorized for Issuance Under Equity Compensation Plans

On April 15, 2008, our Board of Directors and stockholders adopted the 2008 Plan, pursuant to which a total of 40,000,000 shares of our common stock (adjusted for the 20 to 1 forward stock split in the form of a dividend that we effected in May 2010) may be issued pursuant to awards granted thereunder.  On June 3, 2010, our Board of Directors amended the 2008 Plan to reduce the number of shares of our common stock available for issuance pursuant to awards granted thereunder to 10,000,000.  If an incentive award granted under the 2008 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2008 Plan.  As of the date hereof, we have granted options to purchase an aggregate of 8,350,000 shares of our common stock under the 2008 Plan.

Directors and Executive Officers

Below are the names and certain information regarding the Company’s current executive officers and directors:

Name	Age	Title	Date First Appointed
David Rector	63	Chief Executive Officer, Principal Financial Officer, President, Secretary, Treasurer, and Director	September 30, 2008
David Cather	50	Director	June 3, 2010
Andrew Neale	52	Director	June 3, 2010
Craig Niven	53	Director	June 3, 2010
Bruce Stewart	45	Director	June 3, 2010

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  Our executive officers are appointed by the Board of Directors and serve at its pleasure.

Certain biographical information for each of our executive officers and directors is set forth below.

David Rector has served as our Chief Executive Officer, President, Principal Accounting Officer, Secretary, Treasurer and Director since September 30, 2008. Mr. Rector does not have an employment agreement with us but receives $500 per month in compensation for his services to us.  Mr. Rector served as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of Nevada Gold Holdings, Inc. (formerly known as Nano Holdings International, Inc.) from April 19, 2004 through December 31, 2008.  He has served as the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director of Standard Drilling, Inc. since November 2007.  Mr. Rector has served as President, Treasurer, Secretary and a Director of Li3 Energy, Inc. since June 6, 2008, was also the Chief Executive Officer and Chief Financial Officer of the same company from June 6, 2008 until October 19, 2009 and January 13, 2010, respectively.  Mr. Rector previously served as President, Chief Executive Officer and Chief Operating Officer of Nanoscience from June 2004 to December 2006, when he resigned as an officer and Director of Nanoscience.  Mr. Rector also served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of California Gold Corp. (f/k/a US Uranium, Inc.) from June 15, 2007 to July 11, 2007 and again from August 8, 2007 to November 12, 2007.  Since June 1985, Mr. Rector has been the principal of the David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From January 1995 until June 1995, Mr. Rector served as the General Manager of the Consumer Products Division of Bemis-Jason Corporation. Mr. Rector was employed by Sunset Designs Inc., a manufacturer and marketer of consumer product craft kits from June 1980 until June 1985. From June 1983 until June 1985, Mr. Rector served as President and General Manager of Sunset, from August 1981 until May 1985, Mr. Rector served as an Administrative and International Director of Sunset, and from June 1980 until August 1981, Mr. Rector served as Group Product Manager for Sunset.

Mr. Rector currently serves, or has served during the last five years, on the Board of Directors of each of the following public companies for the respective tenures indicated below.

Public Company Name	Tenure as Director
Senesco Technologies, Inc. (AMEX:SNT)	February 2002-present
Dallas Gold & Silver Exchange (AMEX:DSG)	May 2003-present
Nevada Gold Holdings, Inc. (NGHI.OB)	April 2004-present
US Uranium, Inc. (USUI.OB)	June 2007-present
California Gold Corp. (CLGL.OB)	June 2007-present
Standard Drilling, Inc.(STDR.PK)	November 2007-present
Li3 Energy, Inc. (LIEG.OB)	June 2008-present
RxElite, Inc. (RXEI.OB)	September 2007-February 2009
Superior Galleries, Inc. (SPGR.OB)	May 2003-May 2007
Nanoscience Technologies, Inc. (NANS.OB)	June 2004-December 2006

Mr. Rector obtained his Bachelor’s Degree in Business Administration from Murray State University in 1969.

David Cather has been a member of our Board of Directors since June 3, 2010.  Mr. Cather graduated from the Royal School of Mines, Imperial College, and has extensive experience in the development and management of a wide range of resource projects.  He has held senior executive positions at operational and line management levels with both De Beers and Anglo American.  Mr. Cather is a Chartered Engineer, a member of IoM3, and a Competent Person.  He is a director of Compostela Mining Limited, an exploration company with copper/gold porphyry assets in the Philippines.

Andrew Neale has been a member of our Board of Directors since June 3, 2010.  Mr. Neale is a mining industry executive with over 20 years experience in all facets of production, including operations, engineering management, environmental management and government relations.  He was previously Vice President-Technical-Services for Freeport McMoran Copper and Gold in both Indonesia and New Orleans.  Andrew has a BSc and MSc in Mineral Processing Engineering from the University of Alberta.

Craig Niven has been a member of our Board of Directors since June 3, 2010.  Mr. Niven is Chief Executive and an Investment Director of Arlington Group Asset Management Limited.  He was previously Chief Executive of Arlington Group Plc (a London Stock Exchange AIM listed investment company).  Prior to that, Mr. Niven acted as investment adviser to a number of private investment vehicles and was Chairman and Founding Director of Griffin Mining Limited.  Until 1995, Mr. Niven was a Director and Head of Corporate Finance at ANZ Grindlays Bank plc where he was responsible for origination and execution of cross border transactions in Europe, Asia and Africa.  He is currently a Director of AIM listed Longships plc and Sportswinbet Limited.  He also has a number of private interests in property, gaming and media related business.  Mr. Niven has a Masters degree in Economics from St Catharine’s College Cambridge and is a Chartered Accountant.

Bruce Stewart has been a member of our Board of Directors since June 3, 2010.  Mr. Stewart has over 15 years experience in global financial markets, with an emphasis on natural resources.  He has worked in Australia, Asia, England and North America, including working with Jefferies and Co. in New York, where he was responsible for advising and raising capital for hedge and mutual funds.  In 2007, Mr. Stewart became a board member of BDI Mining, a diamond producer, where he negotiated a profitable sale of the company to GEM Diamonds.  Concurrently he sat on the board of an emerging copper and molybdenum producer with projects in China.

Board Committees

We have not yet established any committees of our Board of Directors.  Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future.  We do not have a nominating committee or a nominating committee charter.  The entire Board of Directors performs all functions that would otherwise be performed by committees.  Given the present size of our board, we do not believe that it is practical for us to have committees.  If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time.  The entire Board of Directors oversees our audits and auditing procedures.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “Independent Directors.”

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, no security holders have made any such recommendations.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  To request a copy of the Code of Ethics, please make written request to our President c/o Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, New York 10022.

Compliance with Section 16(a) of the Exchange Act

Our common stock is not registered pursuant to Section 12 of the Exchange Act.  Accordingly, our officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Executive Compensation

We incorporate herein by reference the information set forth in PART III, Item 11 “EXECUTIVE COMPENSATION” of our Annual Report on Form 10-K, filed with the SEC on March 1, 2010.

On June 3, 2010, in connection with the increase in the size of our Board of Directors from one to five, we granted Mr. Rector an option to purchase up to 350,000 shares of our common stock and we granted to each of our non-employee directors options to purchase up to 2,000,000 shares of our common stock.  Such options are exercisable for a period of five years commencing three years from the date of grant, subject to prior vesting, at an exercise price of $0.20 per share.  Such options vest with respect to one third of the shares subject thereto on each of the date of grant, the first anniversary of the date of grant and the second anniversary of the date of grant, provided that the optionee continues to serve as our officer or director at such time.

Certain Relationships and Related Transactions, and Director Independence

We incorporate herein by reference the information set forth in PART III, Item 13 “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE” of our Annual Report on Form 10-K, filed with the SEC on March 1, 2010.

Legal Proceedings

Other than routine litigation arising in the ordinary course of business that we do not expect, individually or in the aggregate, to have a material adverse effect on us, there is no currently pending legal proceeding and, as far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters that may arise from time to time may harm our business.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Since July 24, 2007, our common stock has been listed for quotation on the Over-the-Counter Bulletin Board, originally under the symbol “RTME.OB.”  Our symbol changed to “FEDS.OB” on May 8, 2008 in connection with our name change to Federal Sports & Entertainment, Inc.  Our symbol changed again to “UGDM.OB” effective May 12, 2010, in connection with our name change to Universal Gold Mining Corp.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarters indicated as reported on the OTCBB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.  Our Common Stock is thinly traded and, thus, pricing of our common stock on the OTCBB does not necessarily represent its fair market value.

Period	High(1)	Low(1)

Fiscal Year Ending November 30, 2008
First Quarter	$0.0025	$0.0025
Second Quarter	0.01275	0.0025
Third Quarter	0.0075	0.0075
Fourth Quarter	0.0075	0.0075

Fiscal Year Ending November 30, 2009
First Quarter	$0.0075	$0.0075
Second Quarter	0.0075	0.0025
Third Quarter	0.003025	0.003025
Fourth Quarter	0.003025	0.003025

Fiscal Year Ending November 30, 2010
First Quarter	$0.27	$0.003025
Second Quarter	0.06	0.003

(1)
All quotations give retroactive effect to our 2-for-1 forward stock split in the form of a dividend which was effected on April 25, 2008, and our 20-for-1 forward stock split in the form of a dividend which was completed on May 12, 2010.

As of June 9, 2010, there were 73,000,000 shares of our common stock issued and outstanding and 8,350,000 shares issuable upon exercise of outstanding options granted under our 2008 Plan.  On June 9, 2010, there were 17 holders of record of shares of our common stock.

We have never declared any cash dividends with respect to our common stock.  Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors.  Other than provisions of the Nevada Revised Statutes requiring post-dividend solvency according to certain measures, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.  Nonetheless, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

The following table sets forth, as of the end of our most recently completed fiscal year, certain information regarding our 2008 Plan, which is our only equity compensation plan.  All historical share and per share numbers have been adjusted to reflect our 2-for-1 forward stock split in the form of a dividend which was effected on April 25, 2008, and our 20-for-1 forward stock split in the form of a dividend which was completed on May 12, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	n/a	40,000,000	(1)
Equity compensation plans not approved by security holders	0	n/a	0
Total	0	n/a	40,000,000	(1)

[1]
On June 3, 2010, subsequent to the end of our most recently completed fiscal year, we amended our 2008 Plan to reduce the number of shares of our common stock issuable pursuant to awards granted thereunder to 10,000,000.

Recent Sales of Unregistered Securities

We incorporate herein by reference the information set forth in Item 3.02 “Unregistered Sales of Equity Securities” of our Current Report on Form 8-K, filed with the SEC on May 27, 2010.

We incorporate herein by reference the information set forth under the captions “Material Events – Note Offering” and “Subsequent Event” in PART I, Item 1 “BUSINESS” and under the caption “Recent Sales of Unregistered Securities” in PART II, Item 5 “MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES” of our Annual Report on Form 10-K, filed with the SEC on March 1, 2010.

We incorporate herein by reference the information set forth in Item 3.02 “Unregistered Sales of Equity Securities” of our Current Report on Form 8-K, filed with the SEC on April 18, 2008.

Description of Securities

Authorized Capital Stock

Our Amended and Restated Articles of Incorporation, as amended, provide for the issuance of 310,000,000 shares of capital stock, of which 300,000,000 are shares of common stock, par value $0.001 per share, and 10,000,000 are blank-check preferred stock, par value $0.001 per share.

Equity Securities Issued and Outstanding

As of the date of this report, there were issued and outstanding:

•	73,000,000 shares of our common stock; and

•	Options to purchase 8,350,000 shares of our common stock none of which are currently exercisable.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Apart from preferences that may be applicable to any holders of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends, if any, ratably as may be declared from time to time by the Board out of funds legally available therefor.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all liabilities and liquidation preferences on any outstanding preferred stock.  Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.  Each outstanding share of our common stock is duly authorized, fully paid and non-assessable.

Preferred Stock

Under the terms of our Amended and Restated Articles of Incorporation, as amended, our board of directors has authority, without any vote or action of our stockholders, to issue up to 10,000,000 shares of “blank check” preferred stock in one or more series and to fix the relative rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption terms (including sinking fund provisions) and liquidation preferences and the number of shares constituting a series or the designation of such series.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock.  It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Options

Our Board of Directors adopted, and our stockholders approved, the 2008 Plan on April 15, 2008.  The 2008 Plan reserves a total of 10,000,000 shares of our common stock for issuance pursuant to awards granted under the 2008 Plan.  If an incentive award granted under the 2008 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2008 Plan.

As of the date of this report, we had outstanding 8,350,000 nonqualified stock options under the 2008 Plan, with an exercise price of $0.20 per share.  For all option grants, our Board of Directors set the exercise price of the options at a price equal to or greater than the fair market value of our common stock on the date of grant of the options.  Each outstanding option under the 2008 Plan vests in three equal installments on each of June 3, 2010, June 3, 2011 and June 3, 2012 (provided that the holder continues to serve as an officer or director through such time) and is exercisable, to the extent vested, at any time from June 3, 2012 until June 2, 2017.

Warrants

As of the date of this Current Report, we have not issued any warrants for the purchase of our securities.

Convertible Securities

As of the date hereof, we have not issued any convertible securities.

Reverse Stock Splits

On April 25, 2008, we effected a forward stock split in the form of a dividend, pursuant to which each share of our common stock then outstanding was converted into two shares of our common stock.  Then, on May 12, 2010, we completed another forward stock split in the form of a dividend, pursuant to which each share of our common stock then outstanding was converted into 20 shares of our common stock.

Registration Rights

We have granted registration rights to the investors purchasing Shares in the Offering, pursuant to a Registration Rights Agreement among us and the Investors, dated as of May 24, 2010.  Thereunder, we are required to file a registration statement relating to the resale of the Shares sold in the Offering within 75 days of the earliest of the final closing under the Offering or the termination date of the Offering (the “Registration Filing Date”) and cause such registration statement to be declared effective within 180 days after its first filing (the “Registration Effectiveness Date”). We are further required to keep the registration statement effective until the earlier of two years from the date the registration statement is declared effective or until all of the Shares may immediately being sold under Rule 144 during any 90 day period.

In the event that the Securities and Exchange Commission (the “SEC”) should limit the number of Shares that may be sold pursuant to the registration statement, we may remove from the registration statement such number of Shares as specified by the SEC on a pro-rata basis.  Piggyback registration rights shall apply to any Shares that are removed from the registration statement as the result thereof.  If  the registration statement is not filed by the Registration Filing Date, declared effective by the Registration Effectiveness Date of if another Registration Event, as such term is defined in the Registration Rights Agreement, occurs, then we will be required to make payments to each holder of Shares, as partial liquidated damages, a cash sum equal to 1% of the purchase price in the Offering of the Shares which are affected by such Registration Event, for each full thirty (30) days during which such Registration Event continues to affect such Shares (which shall be pro-rated for any period less than 30 days).  Notwithstanding the foregoing, the maximum amount of liquidated damages that must be paid by us shall be an amount equal to 10% of the purchase price paid in the Offering for the Shares which are affected by all Registration Events in the aggregate.  Notwithstanding the foregoing, we will not be liable for the payment of damages for any delay in registration of the Shares that may be included and sold by the holders thereof in the registration statement solely as a result of a cut-back comment received by the SEC.  Further, we will not be liable for the payment of damages with respect to any Shares excluded from the registration statement at the request of the SEC.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share laws.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation.  This control share law may have the effect of discouraging corporate takeovers.  We currently have 17 stockholders of record.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more.  The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares.  The acquiring person is free to sell the shares to others.  If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the interested stockholder first becomes an interested stockholder, unless the corporation’s Board of Directors approves the combination in advance.  For purposes of Nevada law, an interested stockholder is any person who is:  (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or (b) an affiliate or associate of the corporation and at any time within the previous three years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation.  The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our Board of Directors.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.  The transfer agent’s address is 17 Battery Place, New York, New York 10004, and its telephone number is (212) 845-3212.

Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Amended and Restated Articles of Incorporation, as amended, provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as an officer or director, except for liability (i) for any breach of such officer’s or director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or (iii) for any transaction from which the officer or director derived any improper personal benefit.

Our Board of Directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting, subject to stockholder approval, an amendment to our Amended and Restated Articles of Incorporation an explicit provision that we shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of ours or is or was serving at our request as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise to the fullest extent authorized by the Nevada General Corporation Law, adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our Board of Directors may also adopt bylaws or resolutions or authorize the entry into contracts implementing indemnification arrangements as may be permitted by law. The Board of Directors has authorized us to enter into indemnification contracts with our officers and directors and we are currently implementing these agreements.  Neither the amendment nor repeal of these indemnification provisions, nor the adoption of any provision of our amended and restated certificate of incorporation or bylaws inconsistent with these indemnification provisions, will eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Financial Statements

We incorporate herein by reference the information set forth in PART IV, Item 15 “FINANCIAL STATEMENTS” of our Annual Report on Form 10-K, filed with the SEC on March 1, 2010.

We incorporate herein by reference the information set forth in PART I, Item 1 “Financial Statements” of our Quarterly Report on Form 10-Q, filed with the SEC on April 14, 2010.

Item 5.01.	Change in Control of Registrant.

Pursuant to a Cancellation Agreement, dated May 24, 2010, between us and Linda Farrell, our majority stockholder at such time, all 150,200,000 shares of our common stock held by Ms. Farrell were cancelled (the “Cancellation”) in exchange for $20,000 cash consideration and our agreement to reimburse Ms. Farrell for up to $1,500 of legal fees relating to such agreement.  Immediately prior to the Cancellation, Ms. Farrell was the beneficial owner of approximately 67.3% of our outstanding common stock, accordingly, the Cancellation may be deemed a change in control.  As a result of the Cancellation, the ownership percentage of each of our other stockholders was proportionally increased.  However, as far as we are aware, no person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) has acquired control of us as a result of the Cancellation.

The information set forth in Item 2.01 under the caption “Security Ownership of Certain Beneficial Owners and Management” is incorporated into this Item 5.01 by reference.

Item 5.06.	Change in Shell Company Status.

Prior to making our initial payment under the Option Agreement, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  We believe that as a result of such payment we have ceased to be a shell company.

The information set forth above under Items 1.01 and 2.01 is incorporated into this Item 5.06 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 23, 2010, action was taken by the written consent of our majority stockholder, in lieu of a meeting of stockholders, to approve an amendment to our Amended and Restated Certificate of Incorporation changing our name from “Federal Sports & Entertainment, Inc.” to “Universal Gold Mining Corp.”  Such written consent was signed and delivered to us by Linda Farrell, who held approximately 75.0% of our outstanding common stock at such time.

Item 9.01	Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(d)  Exhibits

Exhibit Number	Description

3.1 *	Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on April 14, 2008

3.2 *	Certificate of Amendment to Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on April 9, 2010

3.3	Bylaws of the Registrant (1)

4.1	Form of 0% Secured Convertible Promissory Note (the “Note(s)) of the Registrant (2)

4.2	Form of 5-Year Bridge Warrant to Purchase shares of Common Stock of the Registrant (2)

4.3	Form of Securities Purchase Agreement by and among Registrant and the Buyer(s) named therein (2)

10.1	Form of Bridge Loan Agreement by and between the Registrant and Diamond Sports & Entertainment, Inc. (“DSEI”) dated September 9, 2008 (2)

10.2	Form of Unsecured Bridge Loan Promissory Note of DSEI in favor of the Registrant dated September 9, 2008 (2)

10.3	Form of Security Agreement by and among DSEI, Diamond Concessions, LLC and the Buyer(s) of the Registrant’s Note(s) dated as of September 9, 2008 (2)

10.4	Form of Pledge Agreement by and among the Registrant, the Pledgors named therein, Gottbetter & Partners, LLP and the Buyer(s) named therein (2)

10.5 †	2008 Equity Incentive Plan (3)

10.6 *	Assignment of Promissory Note and Release dated as of February 3, 2010, by and between the Registrant and the Buyer of the Registrant’s Note

10.7 *	Option Agreement among Core Values Mining & Exploration Company, Core Values Mining & Exploration Company Sucursal Colombia and the Registrant, dated as of April 23, 2010

10.8 *	Cancellation Agreement between the Registrant and Linda Farrell, dated May 24, 2010

10.9 * †	Amendment Number 1 to 2008 Equity Incentive Plan

10.10 *	Amendment to Option Agreement among Core Values Mining & Exploration Company, Core Values Mining & Exploration Company Sucursal Colombia and the Registrant, dated as of June 4, 2010

14.1	Code of Ethics (3)

21.1 *	List of Subsidiaries

*  Previously filed

†  Management contract or compensatory plan or arrangement

(1)
Filed with the Securities and Exchange Commission on February 27, 2007 as an exhibit to the Registrant’s Registration Statement on Form SB-2 (SEC File No. 333-140900), which exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission on September 15, 2008 as an exhibit to the Registrant’s Current Report on Form 8-K, which exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to the Registrant’s Annual Report on Form 10-K, which exhibit is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Gold Mining Corp.

Date: June 22, 2010	By:	/s/ David Rector
David Rector, President

EXHIBIT INDEX

Exhibit Number	Description

3.1 *	Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on April 14, 2008

3.2 *	Certificate of Amendment to Amended and Restated Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on April 9, 2010

3.3	Bylaws of the Registrant (1)

4.1	Form of 0% Secured Convertible Promissory Note (the “Note(s)) of the Registrant (2)

4.2	Form of 5-Year Bridge Warrant to Purchase shares of Common Stock of the Registrant (2)

4.3	Form of Securities Purchase Agreement by and among Registrant and the Buyer(s) named therein (2)

10.1	Form of Bridge Loan Agreement by and between the Registrant and Diamond Sports & Entertainment, Inc. (“DSEI”) dated September 9, 2008 (2)

10.2	Form of Unsecured Bridge Loan Promissory Note of DSEI in favor of the Registrant dated September 9, 2008 (2)

10.3	Form of Security Agreement by and among DSEI, Diamond Concessions, LLC and the Buyer(s) of the Registrant’s Note(s) dated as of September 9, 2008 (2)

10.4	Form of Pledge Agreement by and among the Registrant, the Pledgors named therein, Gottbetter & Partners, LLP and the Buyer(s) named therein (2)

10.5 †	2008 Equity Incentive Plan (3)

10.6 *	Assignment of Promissory Note and Release dated as of February 3, 2010, by and between the Registrant and the Buyer of the Registrant’s Note

10.7 *	Option Agreement among Core Values Mining & Exploration Company, Core Values Mining & Exploration Company Sucursal Colombia and Universal Gold Holdings (Cayman), Limited, dated as of April 23, 2010

10.8 *	Cancellation Agreement between the Registrant and Linda Farrell, dated May 24, 2010

10.9 * †	Amendment Number 1 to 2008 Equity Incentive Plan

10.10 *
Amendment to Option Agreement among Core Values Mining & Exploration Company, Core Values Mining & Exploration Company Sucursal Colombia and Universal Gold Holdings (Cayman), Limited, dated as of June 4, 2010

14.1	Code of Ethics (3)

21.1 *	List of Subsidiaries

*  Previously filed

†  Management contract or compensatory plan or arrangement

(1)
Filed with the Securities and Exchange Commission on February 27, 2007 as an exhibit to the Registrant’s Registration Statement on Form SB-2 (SEC File No. 333-140900), which exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission on September 15, 2008 as an exhibit to the Registrant’s Current Report on Form 8-K, which exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission on March 2, 2009 as an exhibit to the Registrant’s Annual Report on Form 10-K, which exhibit is incorporated herein by reference.